Dryden National Municipals Fund, Inc.
Gateway Center Three
100 Mulberry Street,
Newark, NJ 07102-4077


									November 29, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Dryden National Municipals Fund, Inc.
		File Nos. 2-66407 and 811- 02992

	On behalf of the Dryden National Municipals
Fund, Inc., enclosed for filing under the Investment
Company Act of 1940 is one copy of the Rule 24f-2
Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

							Very truly yours,
							/s/ Grace C. Torres
							Grace C. Torres
							Treasurer and Principal Financial
							and Accounting Officer